EXHIBIT 99.1

Sotherly Hotels Inc. Stockholders Approve Merger Transaction

WILLIAMSBURG, VA – January 22, 2026 – Sotherly Hotels Inc. (Nasdaq: SOHO) (“Sotherly” or the “Company”) today announced that the stockholders of the Company voted to approve the merger (the “Merger”) of the Company with KW Kingfisher LLC, a joint venture led and sponsored by affiliates of Kemmons Wilson Hospitality Partners, LP, with Ascendant Capital Partners LP serving as a strategic joint venture partner (collectively, the “Joint Venture”), under which the Joint Venture entity will acquire all outstanding shares of Sotherly common stock.

The final voting results of the proposals voted on at the special meeting held on January 22, 2026 will be set forth in the Company’s Form 8-K to be filed with the U.S. Securities and Exchange Commission.

The Merger is subject to the satisfaction of closing conditions and is expected to close during the first quarter of 2026. Upon the closing, holders of the Company’s common stock are expected to receive $2.25 per share in cash.

About Sotherly Hotels Inc.

Sotherly Hotels Inc. (Nasdaq: SOHO) is a self-managed and self-administered lodging real estate investment trust, or REIT, that was formed in August 2004 to own, acquire, renovate and reposition full-service, primarily upscale and upper-upscale hotel properties located in primary markets in the mid-Atlantic and southern United States. The Company owns ten full-service, primarily upscale and upper-upscale hotels located in seven states with an aggregate of 2,786 hotel rooms, and interests in two condominium hotels and their associated rental programs. For more information on the Company, please visit the Company’s website at www.sotherlyhotels.com.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, and as such may involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe the Company’s current strategies, expectations and future plans, are generally identified by the Company’s use of words, such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity,” and similar expressions, whether in the negative or affirmative, but the absence of these words does not necessarily mean that a statement is not forward looking. All statements regarding the Company’s expected financial position, business and financing plans are forward-looking statements. Readers should specifically consider the various factors identified in this press release and reports filed by the Company with the SEC, including, but not limited to those discussed in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the Company’s subsequent periodic reports filed with the SEC that could cause actual results to differ.

Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of the management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. In addition to factors discussed in the reports the Company files with the SEC from time to time, risks and uncertainties for the Company include, but are not limited to: the possibility that some or all of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; the parties’ inability to meet expectations regarding the timing, completion and accounting and tax treatments of the Merger; the failure to satisfy conditions to completion of the Merger; the failure of the proposed transaction to close for any other reason; diversion of management’s attention from ongoing business operations and opportunities due to the Merger; the challenges of integrating and retaining key employees; certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the effect of the announcement of the Merger on the customer and employee relationships and operating results of the Company; the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger, including in circumstances requiring the Company to pay a termination fee; unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war or hostilities; and general competitive, economic, political and market conditions and fluctuations. All forward-looking statements included in this communication are made as of the date hereof and are based on information available at that time. Except as required by law, the Company does not assume any obligation to update any forward-looking statement to reflect events or circumstances that occur after the date the forward-looking statements were made.

Contacts

Sotherly Hotels Inc.

Scott Kucinski, Executive Vice President and Chief Operating Officer

scottkucinski@sotherlyhotels.com

(757) 229-5648